THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 28, 2014 / 12:30PM GMT OVERVIEW: ANF reported 2Q14 net sales of $891m and adjusted non-GAAP diluted EPS of $0.19. Expects 2014 diluted EPS to be $2.15-2.35. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

CORPORATE PARTICIPANTS

Brian Logan *Abercrombie & Fitch Co. - VP of Finance & Controller*

Mike Jeffries *Abercrombie & Fitch Co. - Chairman & CEO*

Jonathan Ramsden *Abercrombie & Fitch Co. - EVP & COO*

Joanne Crevoiserat *Abercrombie & Fitch Co. - CFO*

CONFERENCE CALL PARTICIPANTS

Randy Konik *Jefferies & Company - Analyst*

Kimberly Greenberger *Morgan Stanley - Analyst*

Paul Lejuez *Wells Fargo Securities - Analyst*

Janet Kloppenburg *JJK Research - Analyst*

Steph Wissink *Piper Jaffray - Analyst*

Dana Telsey *Telsey Advisory Group - Analyst*

Matt McClintock *Barclays Capital - Analyst*

Christian Buss *Credit Suisse - Analyst*

Janine Stichter *BMO Capital Markets - Analyst*

Anna Andreeva *Oppenheimer Securities - Analyst*

Jennifer Black *Jennifer Black & Assoc. - Analyst*

Thomas Filandro *SIG - Analyst*

Betty Chen *Mizuho Securities - Analyst*

Barbara Wyckoff *CLSA - Analyst*

Gene Vladimirov *Nomura - Analyst*

Jennifer Davis *Buckingham Research Group - Analyst*

Susan Anderson *FBR Capital Markets - Analyst*

Richard Jaffe *Stifel Nicolaus & Company - Analyst*

Liz Dunn *Macquarie Research - Analyst*

John Kernan *Cowen and Company - Analyst*

PRESENTATION

Operator

Good day, everyone. Welcome to the Abercrombie & Fitch second-quarter 2014 earnings results conference call. As a reminder, today's call is being recorded. (Operator Instructions). We ask that you limit yourself to one question during the question-and-answer session. At this time I would like to turn the conference over to Brian Logan. Mr. Logan, please go ahead, sir.

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Brian Logan - Abercrombie & Fitch Co. - VP of Finance & Controller Good morning and welcome to our second-quarter earnings call. Earlier this morning we released our second-quarter sales and earnings, income statement, balance sheet, store opening and closing summary and an updated financial history. Please feel free to reference these materials which are available on our website. Also available on our website is an investor presentation which we will be referring to in our comments during this call. Today's earnings call is being recorded and the replay may be accessed through the Internet at Abercrombie.com under the Investors section. The call is scheduled for one hour. Joining me today are Mike Jeffries, Chief Executive Officer; Jonathan Ramsden, Chief Operating Officer; and Joanne Crevoiserat, Chief Financial Officer. Before we begin I remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. After our prepared comments this morning we will be available to take your questions for as long as time permits. With that I hand the call over to Mike for some opening remarks. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Thank you, Brian, and good morning, everyone. I will comment on the numbers in a moment. But I want to start by saying the most significant development over the past quarter has been the great progress we believe we have made in evolving the fashion component of our assortment. Many of you have seen and commented on this with regard to our back-to-school floor set and we could not be more excited about it within the Company. Sales for the second quarter were somewhat below our plan, but we have seen modest improvement since we set back-to-school in mid July. Importantly, we have been able to achieve this improvement despite adverse likes in our logo business as we work to strategically reduce that element of our assortment. We are confident that the evolution of our assortment will drive further improvements in sales as we go forward. While we continue to operate in a challenging environment, we are pleased that we were able to exceed both our earnings expectations coming into the quarter, and prior year earnings, as we continue to manage expenses tightly and exceeded expectations on our profit improvement initiative. We're also pleased that for the second quarter in a row our A&F brand comped close to flat and we continue to see sequential comp sales improvements in our US stores overall. From a merchandise standpoint, we performed well during the quarter in jeans, dresses and skirts. Chase represented approximately 20% of the female assortment in the quarter and we expect to roughly double that figure for spring 2015. And while Chase currently represents a much smaller percentage of the male assortment, we will be looking to significantly expand its use there as well. Meanwhile we continue to make good progress on AUC with like-for-like AUCs expected to be down for the balance of the year and through 2015. To complement our evolving assortment, we continue to focus on increasing brand engagement through enhanced marketing initiatives and campaigns and are making great progress that many of you have also noticed. For back-to-school our marketing initiatives have been focused on developing digital editorial content around our newest product and key trends. Being on track with our core merchandising and marketing initiatives is critical to our efforts to stabilize and improve productivity levels in both our US and international stores. And while some of these initiatives will take time to fully pay off, we remain confident we are on the right track. Turning to our international performance, we continue to be pleased by our expansion efforts in Asia. During the quarter we opened our eighth Hollister store in China and on Saturday we will open our first mall-based A&F store in Chengdu. In Japan we opened our third Hollister store during 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

the quarter at LaLaport Tokyo Bay and we remain very pleased with the volumes and profitability of our Hollister stores in both China and Japan. We look forward to accelerating our store openings in both markets in 2015. We also continue to be excited about the Middle East where we plan additional openings in Dubai and Abu Dhabi this year. In Europe comps remain challenging. The general economic situation in Europe remains difficult and if anything weakened during the quarter. But we believe that our companywide merchandising initiatives, as well as pricing, marketing and other initiatives, within key markets in Europe can help us stabilize productivity. In Canada we've now comped positively for the fourth time in the last five quarters. Among other factors we believe that the adjustments we made to pricing in 2012 have contributed to the sustained improvement we have seen since then. As you know aggressively growing our DTC business is a key component of our long-term strategy. We launched a redesigned Hollister website for back-to-school which included increased mobile optimization. In addition, we are focused on expanding our international infrastructure to support future growth there, on which Jonathan will go into more detail in a moment. Turning to our organizational structure, we continue to make good progress in our evolution to a branded organizational model and look forward to welcoming Christos Angelides to the Company in October. Our search for the Hollister Brand President is still ongoing, but we remain confident we will find the right person to lead that brand as well. I will conclude these opening comments by stating clearly that we remain highly focused on returning to growth and believe we are absolutely taking the right steps to accomplish that, especially in the evolution of our assortment. Now over to Jonathan. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Thanks, Mike, and good morning everyone. We're very pleased to have Joanne Crevoiserat join us for her first earnings call this morning. Joanne has been spending much of her first few months with the Company in the merchandise planning and inventory management areas but is now transitioning to take over day-to-day CFO responsibilities. Joanne is going to walk through our financial results for the quarter and then I will provide an update on the long-range plan initiatives and our outlook for the remainder of the year. Over to Joanne. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO Thanks, Jonathan, and good morning, everyone. It is great to be here with you on my first earnings call as the Company's CFO and I look forward to meeting many of you over the coming months. As you have seen in this morning's press release, net sales for the quarter were $891 million, down 6% to last year. Including direct-to-consumer, total comparable sales were down 7%. US comparable sales were down 5% while total international comparable sales were down 9%. By brand comp sales, including direct-to-consumer, were down 1% for Abercrombie & Fitch, down 6% for abercrombie kids and down 10% for Hollister. Comps by gender were approximately in line. Within the quarter comparable sales were weakest in June. Changes in foreign currency exchange rates versus a year ago benefited sales by approximately $13 million. The gross profit rate for the quarter was 62.1%, 180 basis points lower than last year, reflecting an increase in promotional activity including shipping promotions in the direct-to-consumer business. However, promotional activity was somewhat lower than we anticipated coming into the quarter, leading to modestly higher gross profit rates than planned. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Stores and distribution expense for the quarter was $426 million or 47.9% of sales, down from $472 million or 49.9% of sales last year. The decreased expense was driven primarily by savings in store payroll, which was offset partially by higher direct-to-consumer expense. Marketing, general and administrative expenses for the quarter was $111 million, a 6% decrease compared to $118 million last year. The decline in MG&A expense was primarily due to a decrease in compensation expense partially offset by an increase in marketing expense. Excluding pretax charges of $2 million, which are detailed on page 4 of our investor presentation, adjusted non-GAAP operating expense for the quarter was $535 million, down $[51] million from last year representing 190 basis points of leverage. Savings were greater than anticipated coming into the quarter due to continue tight expense management and realization of incremental benefits from the profit improvement initiative on which Jonathan will provide more detail in a moment. Other operating income was $4 million for the quarter, flat to last year and included insurance recoveries of $3 million. On an adjusted non-GAAP basis, operating income for the quarter was $22 million, approximately flat to last year. The effective tax rate for the quarter, excluding the effect of charges, was 29.2% reflecting the application of the estimated full-year tax rate to the year-to-date results. For the quarter the Company reported adjusted non-GAAP net income per diluted share of $0.19, which was ahead of our expectations coming into the quarter. Turning to the balance sheet, we ended the quarter with $311 million in cash and cash equivalents and borrowings of $188 million. During the quarter we repurchased approximately 1.5 million shares at an aggregate cost of $60 million. This brings our total year-to-date repurchases to approximately 5.3 million shares. Subsequent to quarter end we completed the refinancing of our credit facilities. The new credit facilities consist of a $400 million Asset-Based Revolving Credit Facility and a $300 million Term Loan B facility. A portion of the proceeds from the term loan B facility were used to repay outstanding borrowings of $188 million and pay fees and expenses associated with the transaction. The balance of the proceeds will be used for working capital and general corporate purposes including potential share repurchases. As of the end of the quarter we had approximately 11 million shares remaining available for repurchase under our previously announced stock repurchase authorization. We ended the quarter with total inventory at cost down 13% versus last year. We expect inventory cost on a year-over-year basis to continue to be down double digits at the end of the third quarter. At the end of the quarter we operated 836 stores in the US and 161 stores in Canada, Europe, Asia, Australia and the Middle East. With that I will hand it back over to Jonathan. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Thanks, Joanne. as mentioned, I'm going to give an update on some of our long range planned strategic initiatives and will then provide an update on our outlook for the remainder of the year. As a reminder, our objective for our long-range plan is to achieve a significant increase in return on invested capital through a combination of disciplined and focused capital allocation and operating margin improvement. As Mike mentioned, aggressively growing our DTC business is a key component of this strategy. We continue to expect another year of strong growth in 2014, particularly in our international business, with the second margin remaining in the mid-30s on a full year basis. We are on track for the conversion of one of our distribution centers here in New Albany to be a dedicated direct-to-consumer facility which will support processing speed, throughput and service. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

We are also on track to launch localized sites and in-country fulfillment in China next month as well as regional fulfillment (inaudible)from Hong Kong for other Asian countries, giving us local or regional fulfillment coverage of all of our major markets in North America, Europe and Asia. In addition, we expect to open a Hollister store on [T-Mall] in China later this quarter, launch a localized website in Japan later this year and launch in-country e-commerce fulfillment in Japan next year. With regard to omni-channel, order in store is on track to be completed for all US stores during the third quarter. In addition, we are proceeding with our ship from store pilot with a roll out planned for approximately half of the US fleet early in the fourth quarter. We expect to have reserve in-store and in-store pickup activated during 2015. Importantly, the combination of our technology and international fulfillment investments puts us in a strong position to roll out omni-channel capabilities as they increase in relevance in our international markets. Near-term we see the UK being our highest priority market. Turning to our profit improvement initiative, while some of the lower-than-expected expenses to date are coming from continued tight expense management, we are also exceeding our goals for savings from the profit improvement initiative. As a result, we now expect gross savings from the initiative to exceed $200 million versus the prior projection of at least $175 million of which $30 million was recognized in 2013. In addition, we expect to realize some additional savings beyond 2014 that are not included in this figure. As we have previously stated, these savings will be partially offset by an approximately $30 million increase in marketing expenditures in 2014. We continue to expect total capital expenditures for 2014 to be approximately $210 million to $220 million with the priority remaining on DTC and IT investments to support growth initiatives. During 2014 we now anticipate opening a total of 14 full price international stores including eight Hollister stores and five A&F stores. We also plan to open 8 to 10 international and US outlet stores during the year. As we think about capital allocation for 2015 and beyond, we expect to increase our allocation to new stores, particularly in Asia, but will continue to invest in support of our growing e-commerce footprint. In addition we remain pleased with the results of the Hollister store front remodel and we are working on a storefront remodel for A&F, which we expect to be in testing later in the third quarter. We expect to allocate capital to accelerate the rollout of these new store fronts in 2015. In broad terms we continue to expect that CapEx will remain at approximately $200 million annually. US store closures remain a key part of our strategy to position our brands appropriately in the US, achieve an optimal balance between our bricks and mortar and online presence, and improve average store productivity. We now expect to close approximately 60 stores in the US during 2014 through natural lease expirations. We expect to close a similar number of stores into the next couple of years and expect to retain significant flexibility thereafter. Moving on to our earnings outlook for the rest of 2014, we continue to expect full-year diluted earnings per share in the range of $2.15 to $2.35. The guidance is based on the assumption that full-year total comparable sales will be down by a mid-single-digit percent. The guidance continues to assume a gross margin rate for the full year that is down slightly compared to fiscal 2013. We continue to expect average unit retail pressure on lower shipping and handling revenues to offset average unit cost improvement and a benefit from the Company's profit improvement initiative. We expect gross margin rate improvement in the back half of the year as we begin to benefit from lower AUCs and go up against more favorable AUR comparisons. On a sequential basis we expect a lower year-over-year decline in operating expense in the back half of the year as we begin to anniversary savings realized last year. The guidance includes an increase in interest expense associated with the refinancing of our credit facilities and includes a full-year effective tax rate in the mid-30s which remains sensitive to the mix between international and domestic income. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

The guidance also assumes a weighted average share count of approximately 73.6 million shares, which does not include the impact of any additional share repurchases over the remainder of the year. The guidance does not include charges related to the Gilly Hicks restructuring, the Company's profit improvement initiative, certain corporate governance matters, other potential impairment and store closing charges. This concludes our prepared comments and we will now be happy to take your questions. Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions). Randy Konik, Jefferies. Randy Konik - Jefferies & Company - Analyst I guess a question for Mike. Can you give us some -- I guess expand upon some color around the stuff you're -- I guess the improvement you're seeing in the non-logo business? Give us a little perspective on when the like-for-like's I guess ease in that logo business and any color of what -- how far down you want to take the logo business. And then I guess that is domestically. And then internationally, just give us a little bit more, I guess, color if you could on different country-by-country performance within the quarter. Thanks. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay. We are really (technical difficulty). Randy Konik - Jefferies & Company - Analyst Hello? Operator (Inaudible) we resolve our issue. Ladies and gentlemen, thank you for standing by. One moment while we connect our call. Okay, gentlemen, you have rejoined the call. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Randy, did you hear Mike's answer to that question? We are not sure when the call got dropped. Randy Konik - Jefferies & Company - Analyst I think it was just -- I think everybody got dropped right when he first started speaking. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay, here we go again. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Randy Konik - Jefferies & Company - Analyst Take two. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Yeah. We are thrilled with the rate at which we are selling fashion. I think everyone has seen that in our assortments and it is working. We are up against big logo likes. We are looking to decrease that aggressively. For the fall season we are saying that we are going to be halving the amount of business we did last year. In the spring season we are looking to take the North American logo business to practically nothing, but protect logo in international stores. More color around the country by country performance. I think this is a really interesting question in total. And the first comment is that Europe remains really challenged and this contributes to a big percentage of Hollister's total comp lag to A&F because of the size of the Hollister business in Europe relative to A&F. This is a really important statement, guys. In responding to country by country performance, the worst country is Italy and the best country is Poland, which doesn't do us much good. Randy Konik - Jefferies & Company - Analyst Is there any color on the UK? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO UK remains tough, slight improvement in the UK. Randy Konik - Jefferies & Company - Analyst Got it. Thanks, guys. Appreciate it. Operator Brian Tunick, JPMorgan. Unidentified Participant Yes, hi, good morning, this is (inaudible) on for Brian. I was wondering if you could speak to the improvement that you are seeing thus far during the back-to-school season. Is it across all brands as well as any color on the international and US businesses? And then also just -- you are in the early stages of implementing the lower AUR strategy at Hollister. Just if you could share any early learnings from that, that would be great. Thank you. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO We are seeing improvement in fashion selling in all brands. The North American business is clearly better than international business on a likes basis because of the difficulties in Europe, which I just mentioned. The logo business is larger in Hollister and that becomes a little more difficult to overcome than it has in A&F, although we are overcoming that in both brands. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I think the second question -- sorry, go ahead, go ahead. Unidentified Participant No, just in terms of the lower AUR strategy. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I think we are still working into elements of that. What we have actually said is that we anticipate overall AURs to be up against slightly more favorable compares in the back half of the year. But in general we are taking AURs down in Hollister selectively and continue to test into that. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO And that is primarily an international strategy. Unidentified Participant Great, thank you. Operator Kimberly Greenberger, Morgan Stanley. Kimberly Greenberger - Morgan Stanley - Analyst Mike, I wanted to just ask you about the Hollister business. It sounds like that negative 10 comp was being weighed on particularly by the international comps. Do you happen to have the Hollister brand US numbers that you might be willing to share with us? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Have the Hollister -- hold on -- I'm sorry I don't understand, do I have the Hollister --? Kimberly Greenberger - Morgan Stanley - Analyst The Hollister US comp. So I think that (inaudible) the global comp including (multiple speakers). 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Yes, you are right. You are right. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yeah, I think what we can tell you, Kimberly, is the gap in North America was closer than the overall gap between the brands. Because the gap, to Mike's point earlier, was wider in Europe. So the North America Hollister and A&F comps were closer together than the total comp. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Exactly. And go back to what I said -- the big percentage, and that is the lion percentage of the difference, is due to Europe. I would also say if we just look at the total Hollister lag behind A&F, the lion's share is due to the European -- size of the European Hollister business. Second, the logo headwind skews toward Hollister. And third, I think there is still a little bit of a difference, and I think that while Hollister has done a good job in evolving its assortment, it is still slightly behind A&F. But that is a small difference. Kimberly Greenberger - Morgan Stanley - Analyst That all makes sense. Thank you. Operator Paul Lejuez, Wells Fargo. Paul Lejuez - Wells Fargo Securities - Analyst Just looking at your increased DTC revenues, it doesn't seem to be driving incremental operating profit. I was just wondering if that is more of a result of having to be a bit more promotional online or is it a function of shipping revenue pressure. And if it is shipping, can you talk about how big that piece is of the DTC revenue line? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO A couple of pieces on that. First of all, we do expect on a full-year basis that we will see incremental operating profit from DTC. So the effect you are seeing in the first half of the year where operating profit dollars are kind of flat on sales growth, we do see on a full-year basis that converting into being incremental operating profit dollars with the segment margin remaining in the mid-30s. To your point, a big part of the pressure is around the shipping and handling revenue and expense, partly as we have begun to offer shipping promotions in Asia, and internationally generally when we do those the shipping expense there is greater particularly for Asia. One of the bits of good news on that is as we enable fulfillment within Asia our shipping expense, when we run those free shipping promotions, with threshold will be much lower than it is today. So part of the effect is just the shipping and handling revenue coming down as we have continued to use shipping and handling promotions and been competitive on that. But also because of the skew of our business to international and the rapid growth in Asia when we run those promotions there's greater shipping expense, which as I just said will alleviate as we enable the regional fulfillment. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Paul Lejuez - Wells Fargo Securities - Analyst And then any color on the size of that line, that shipping revenue line? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I don't think we have broken out the figures specifically. But it is the biggest driver of the lack of flow-through to the bottom line in terms of the sales improvement that you are seeing in the segment. Paul Lejuez - Wells Fargo Securities - Analyst Okay, thanks, guys. Good luck. Operator Janet Kloppenburg, JJK Research. Janet Kloppenburg - JJK Research - Analyst Congrats on the progress being made. Just a couple of quick questions. Mike, if you could talk a little bit about the impact that the logo decline might be having on comp so we can understand what kind of traction you are getting in the fashion business that might help. And also some visibility on how long this impact may impact the comps, perhaps hiding the improvement that you are seeing in the fashion business. And I also was wondering if you could talk about your perspective on pricing in Europe given the success that you had in Canada with lowering pricing. And, Jonathan, if price (inaudible) come down, if you have offset to that, to maintain a healthy margin in Europe. Thank you. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO The first part of the question, Janet, I think I can say this, is that we are making up the logo decline in the business in terms of comps, which says that we are doing better in the rest of the business, which we are, and that is fashion related. There is wonderful traction in fashion partially due to our Chase strategy. Chase is working wonderfully well for us. How long the impact of logo will last, clearly through this year into first quarter of next year. But as I just said, we would say in North America we would want to be out of the logo business essentially by next spring. It will remain a factor in the rest of the world. I would say that by this time next year we will really be over the major dollars. I think the question on our perspective on pricing in Europe is really a good one given the success in Canada. We are testing pricing in Europe, a pretty extensive testing as we talk now. We think there is opportunity there. And we think we have the ability to work on pricing given where we are in AUC. But that is a really good question, Janet. Janet Kloppenburg - JJK Research - Analyst Comment on the fashion top results, Michael? 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO On, I beg your pardon? Janet Kloppenburg - JJK Research - Analyst Can you comment on the performance of the fashion tops for the back-to-school? I thought they looked terrific, but you didn't highlight them when you called out the category for strength. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Fashion tops are performing very well. The top category in total is negative because of the logo impact. But we are delighted with fashion tops. Operator (Operator Instructions). Steph Wissink, Piper Jaffray. Steph Wissink - Piper Jaffray - Analyst I would also add my congratulations on the progress. If I can ask one clarification question. Jonathan, I think you mentioned that you are raising the cost take-out guidance essentially two $200 million versus $175 million previously. Could you just talk about what area of the expense structure you are finding that incremental saving? And then, Mike, I was wondering if you could just talk about some of the early feedback on the incremental marketing expense, some of the initiatives, particularly the more social media-based initiatives around the Hollister brand. If you could talk a little bit about some of the success there, that would be great. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Steph, just on the first part, the primary driver of the increased savings is coming out of the stores, store payroll and other variable expenses within the stores. That is certainly the biggest component of it. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO In terms of marketing, Steph, it is still early days but we are seeing benefits particularly in terms of improving brand sentiment and brand engagement. I think as everyone knows, these efforts take time to realize the full benefits in traffic and sales. But we are pretty delighted with where we are there now. Steph Wissink - Piper Jaffray - Analyst Thank you. Operator Dana Telsey, Telsey Advisory Group. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Dana Telsey - Telsey Advisory Group - Analyst Mike, can you give any comments on denim? How denim is doing, what is happening with price points of denim? And then on the performance on men's and women's, anything you are seeing that is any significant improvement from last quarter? It certainly seems like fashion is coming on. And just lastly, given the beat you had this quarter and the cost savings running ahead, is there something offsetting it that prevented you from raising full-year guidance? Is it the margin picture and the pricing environment? Thank you. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO We are happy with how denim has performed. As we said, comp sales were up but gross profit was up too. We're able to drive the business through expanded assortment, I think compelling price points, and engaging store and DTC presentations that were supported by lifestyle marketing. Your second question, we are seeing performance on men's, women's an improvement -- I'm trying to think of what the statistics would say. We are seeing North American improvement in both. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO Yes, and I can jump in here. Men's and women's comps were relatively in line. As Mike mentioned earlier, we are seeing a lot of traction in our chase, which represents a 20%- -- 20% of our women's assortment. It is lower in men's overall, but we expect that to be increasing as well. So men's and women's are in line in terms of performance. And we expect as those Chase components continue to (technical difficulty) for us to continue to improve in both. In terms of offsetting improvement in margin as it relates to guidance, we do expect the back half guidance in -- or the back half margin to be an improvement driven by the AUC inroads we are making as well as profit improvement initiative efforts that will have some impact on margin in the back half. And we do also see AUR pressure abating somewhat as we move into the back half as we see inventory in the segment normalizing. Operator Matt McClintock, Barclays. Matt McClintock - Barclays Capital - Analyst Jonathan, you actually talked a lot about some exciting omni-channel initiatives that you are rolling out back half of this year going into next year. I was wondering, as you think about some of these initiatives shipped from store (inaudible) urban store, etc., it seems like the focus is the United States. How do you think about using those initiatives in international markets? Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Matt, I think that is a great question. I think the state of omni-channel varies a lot as you go around the world but is generally not as far along as it is here in the US. Certain -- UK is probably relatively far along within Europe. In Asia omni-channel is still relatively undeveloped. But I think the key point is we -- through a combination of us building the technology to roll out omni-channel in the US, that same technology would be applicable internationally. And then by virtue of moving to regional fulfillment now in Asia in addition to Europe, the combination of those two things puts us in a very strong position to roll out omni-channel as it becomes relevant in key markets going forward. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

So we foresee the UK as a priority. We are looking at the rest of Europe. We will continue to monitor Asia. But I think the important point is that we'll be ready to roll out omni-channel as it becomes significant in each of those markets. Operator Christian Buss, Credit Suisse. Christian Buss - Credit Suisse - Analyst I was wondering if you could talk a little bit about how you are thinking about the European business developing over the next six months. What are you doing to try and stabilize that business? And how much control do you really have? Or what the (technical difficulty) point is for productivity for the flagship locations there? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, I think there's -- we talked about it a little bit in the prepared comments, Christian. There are market-by-market -- first of all, the broader initiatives we're undertaking with regard to the assortment in particular we believe will benefit European business as well as the international business. But also within specific markets in Europe there are local pricing, marketing, other initiatives. And going back to the prior question, omni-channel could become a part of the equation going forward in certain markets. So there are a combination of the global initiatives we're undertaking particularly around the assortment, and then market specific initiatives which we will be increasing over the next 6 to 12 months. Christian Buss - Credit Suisse - Analyst That is very helpful. Thank you and best of luck. Operator John Morris, BMO Capital Markets. Janine Stichter - BMO Capital Markets - Analyst Hi, it is Janine Stichter on for John Morris. I was just wondering just given what you're saying about the European business if you could comment a little bit on some of the tourist locations within the US and whether or not they are an overall drag to the total Company comp. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO We, you know, generally haven't broken that out. I think we can dig that out and see if there is some color we can give around that. So why don't we go on to the next question and we will see if we can dig out something on that. Operator Anna Andreeva, Oppenheimer. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Anna Andreeva - Oppenheimer Securities - Analyst Great, thanks so much. And let me add my congratulations to continued improvement in the business. A follow-up on the gross margin. You guided down slightly for the year. Should we expect gross margin to be up in the third quarter and fourth quarter, or that improvement to be more fourth-quarter weighted? And just a follow-up on the buyback. It looks like you guys bought back a little bit less than in the first quarter. Maybe talk about the appetite from the Board towards completing the remainder of the buyback in 2014. Thanks so much. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO Yes, we do expect gross margin to be down in -- to be improved in the back half. Again, based on our AUC efforts, those do become bigger in the fourth quarter than the third, but it is relative. We do see improvement in both, as well as our profit improvement initiatives that have margin implications kicking into the back half. So slightly skewed to fourth, but I think the bigger issue in that equation is really the relief we expect on the AUR pressures we've been seeing as the inventories in the segment normalize through the fall season. In terms of buybacks, we have said that we -- and have authorization to continue to buy back shares of stock. We make those decisions -- our practice is to make those decisions on a quarter by quarter basis. And really it is contingent on the stock price and managing to our liquidity target of $350 million. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I will just come back on Anna's last question. So we typically don't give a lot color on the US tourist stores, but what we can tell you is that they performed somewhat below the US chain stores, but better than the international stores for the quarter. And that was relatively consistent with the first quarter. Anna Andreeva - Oppenheimer Securities - Analyst Thanks so much, guys. Operator Jennifer Black, Jennifer Black & Associates. Jennifer Black - Jennifer Black & Assoc. - Analyst Let me add my congratulations. And, Mike, you probably think that is what I'm going to ask. With your streamlined look with less logo it seems like accessories -- you could really do a lot. And I know (multiple speakers). Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO (Laughter) of course. And, Jennifer, I have to congratulate you because you have been on the push for less logo for a while. So you are a forecaster there. Thank you. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

We are engaged in developing the accessory business. I think going to a branded organization is really helping us as we develop these accessories because being more brand focused by category, I am feeling that we are going to make progress. So I hope to report something to you in the future about accessories, okay. Jennifer Black - Jennifer Black & Assoc. - Analyst Do you think we will see something in the next quarter? Are we looking six months? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I really think it is going to be spring that you are going to start to see more exciting brand right accessories. Jennifer Black - Jennifer Black & Assoc. - Analyst Okay, I am looking forward to it. Thank you very much. And everything does look much improved. Thank you. Operator Thomas Filandro, SIG. Thomas Filandro - SIG - Analyst Welcome to Joanne. Nice job to all in executing on the strategic initiatives. I was hoping you guys could offer some insight into these online exclusives, the collaborations, the license product. And in relation to that, can you give us some sense -- are you seeing any change in the profile of the shopper either at Hollister or Abercrombie? And my final one is what is the style differentiation now between the brands and how much longer do you have before you get to where you want to be on that target of style differentiation? Thank you. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay, first question, Tom, we currently have partnerships in footwear, accessories and apparel. And they have all been successful. We have a long list of additional collaborations in the works which we are going to be introducing in the coming months. We know that the customer does value these relationships and we believe they can improve our brand positioning while driving incremental sales and margin. We are early days here but we are happy with where we are going. Style differentiation -- we have changed the profile of customer both brands. I think that we see that we are aging the A&F customer which is exactly what we're trying to do. I think if you look at the Abercrombie and Hollister websites, look at them today, I think you can see a real difference in terms of the customer that we are targeting -- more sophisticated, a little older in A&F, clearly young in Hollister. But the difference, I think it's pretty apparel when you turn on the DTC and our websites. I think the differentiation is an ongoing thing. I believe we are going to get there pretty quickly. I can't say that it is February 2, 2016, but we are on a track that we are comfortable with. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Thomas Filandro - SIG - Analyst Thanks. Best of luck, Mike. Operator Betty Chen, Mizuho Securities. Betty Chen - Mizuho Securities - Analyst Congratulations on a great quarter. I was wondering, Mike, if you can talk a little bit more about plans to expand the Chase program? It sounds like that's been a key factor (technical difficulty) success. And in terms of doubling back for next year, is that mainly coming from women's or men's and which category? Any additional color would be really helpful. Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO Yes, the chase strategy is really working for us and we are embedding it in our business practice. And simply stated, it is an integral part of our business and we are doing all the things we need to do to make sure that we can support Chase moving forward and grow it. In the female business we talked about doubling the amount of Chase. We will be leveraging specific strategies like fabric platforming to help us get there as well as collaborating with our vendors and reserving the open to buy to make sure it happens. The numbers we quoted were specific to female. As I mentioned, it is not as big a piece of the male assortment today, but we expect that to continue to grow as well, so on both sides of the aisle. Betty Chen - Mizuho Securities - Analyst And, Joanne, did you leverage about across all types of product or more so in certain buckets than others? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO I would answer that, it really is across the assortment but more intense in fashion -- what we call real fashion categories. Fashion tops is a huge percentage. Betty Chen - Mizuho Securities - Analyst Great, thank you so much. Rest of luck. The stores look a lot better. Operator Barbara Wyckoff, CLSA. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Barbara Wyckoff - CLSA - Analyst Good progress. What is happening with the kids' business? Can you talk about the sales and margins there, thoughts on consolidating some locations into the adult store? And then just a second question, what percentage of the back-to-school assortment was pretested in A&F and Hollister? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Okay, kids business. The girls' business has been tougher than the boys' business. I think we are just getting on our feet in terms of an assortment there that is clearly differentiated from the adult assortment and I'm happy with where we are going. We are opening a kids store, by the way, in London on Saturday, which I have to say is about the cutest store in the world. If you're in London, you have got to stop to see this thing. But I think it -- looking at that store you can see where we are taking the kids' business. It'll clearly have a personality -- has more personality of its own. We are testing carve-outs in the kids' business. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO Yes, and I can jump in on the carve-out test, where in an effort to drive productivity in our boxes, we are testing about 10 stores where we have put kids into the adult stores. And I would say during the test we are watching to make sure we get the expected increase in productivity within the store. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO For percentage of back-to-school assortment, I can't give you an exact percentage. We look at testing in two ways: one, electronically; two, in-store test. That increase is increasing. I've said we are going to be 100%. It is not possible to be 100%, but it is a very high percentage. Barbara Wyckoff - CLSA - Analyst Great, thank you. Operator Simeon Siegel, Nomura Securities. Gene Vladimirov - Nomura - Analyst This is Gene Vladimirov on for Simeon, thanks for taking our question. I was wondering if you could talk a little bit about your thoughts about the promotional environment out there. I believe you mentioned promo activity is a bit lower than you expected. So I was wondering if you expect that to continue and how your strategy may have changed going into the back half of the year. Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO I think, Gene, we are assuming that the environment will remain promotional. I think there are some indications that it may become less so. And certainly as we look to the back half of the year inventory levels are probably going to be more rational and normalized than they were a year ago, which should help to see some year-over-year relief. But generally speaking we would expect the environment will remain fairly promotional. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Gene Vladimirov - Nomura - Analyst That's helpful, thank you. Operator Jennifer Davis, Buckingham Research Group. Jennifer Davis - Buckingham Research Group - Analyst Most of my questions have been answered. But I was wondering if you could just talk a little bit about I guess what percent of the assortment is logo right now so we can just kind of get an idea around that? And then just some color on the impact of the cost savings on the second quarter. And if you could remind us how much they were in the first quarter. Thanks. Hello, is anyone there? Operator One moment, we will reestablish the line again. Okay, please go ahead. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Jennifer, I think you were just starting your question. So if you could go back to the top on that, we would appreciate it. Operator Ms. Davis, please go ahead with your question. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Why don't we go to the next question, operator? Operator Okay, moving on. Ms. Davis, I'm sorry, was that you? Go ahead. Jennifer Davis - Buckingham Research Group - Analyst I was just wondering if you could give us a little bit of color on the amount of savings you realized in the second quarter and also remind us the first quarter. And then what percent of the assortment right now is logo, just to give us an idea around that, please. Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, I guess on the first part I think you can see on the face of the statements the magnitude of the savings in Q2 which was a little over $50 million total expense reduction for the year versus last year. And obviously you have the comparable number from the Q1 reported figures. 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

I think as we have said, we have taken the overall expectation from profit improvement initiative in terms of savings from $175 million to at least $200 million. That benefit on a full-year basis is less in the back half of the year particularly in the fourth quarter as we start to lap the realization of benefits when we launched many of these initiatives in the latter part of 2013. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Percentage of the assortment which is logo I can't give you, but I believe if you go into the stores and look you have to look pretty hard to find it. Operator Susan Anderson, FBR Capital Markets. Susan Anderson - FBR Capital Markets - Analyst Congratulations on the improvement too, really impressive. I was wondering if you could talk about the inventory. It looks very clean which is good. But is it at all holding back the comp or do you feel like you have enough ability to Chase? And then also on the social media campaign, it looks like you guys are doing a better job. Do you guys feel like you are getting a better return on that versus historically? Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO I will pick up the inventory question. We are happy with where we are in terms of inventory levels. We don't think the inventory is holding back our comps. As we've talked about on this call, the Chase strategy is working, it gives us much more agility in our assortments and allows us to get into the things that are working. So we feel good about the content as well as the level of our inventory. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO On the second part of the question, I think we have continued to dial up those investments. We think we have seen a benefit in terms of brand engagement and brand sentiment. I think as Mike alluded to in the prepared comments, we would expect there will need to be a sustained period of investment to drive the full benefit from these new marketing efforts that are underway. Susan Anderson - FBR Capital Markets - Analyst Great, thank you. Operator Richard Jaffe, Stifel. Richard Jaffe - Stifel Nicolaus & Company - Analyst Just a follow-on question. The current penetration or percent that you described as a logo business in 2Q and what you think it will be in 3Q -- let's say the rate of change you anticipate as a percent of total. 20 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO The rate of change, Richard, it is about -- we are looking at halving that business in 2Q and 3Q. Richard Jaffe - Stifel Nicolaus & Company - Analyst Wow, okay. And just a follow -- sorry? Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO Yes. Big number. Richard Jaffe - Stifel Nicolaus & Company - Analyst Yes. No, it is exciting. And the store count, do you see that the store editing an ongoing process? Obviously it has been very effective the last couple of years. Can you anticipate it going into 2016 and 2017? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, absolutely, Richard. I think we said in the prepared remarks that as well as 60 closures this year we would anticipate a similar run rate for the next two years, although we have significant flexibility around that since we have a very high number of lease expirations up between now and the end of 2016. And then either way we plan to keep significant flexibility beyond that. So as of today we would anticipate roughly another 60 or so closures in each of 2015 and 2016 beyond the 60 closures for this year. Richard Jaffe - Stifel Nicolaus & Company - Analyst Excellent. Thank you very much. Operator Liz Dunn, Macquarie. Liz Dunn - Macquarie Research - Analyst Congrats on all of the progress. I had a question on the expense savings. I guess could you just refresh us on how much is coming from COGS, how much is stores and distribution and how much is marketing and G&A? As I look at it, it looks like the bulk is stores in distribution. And as I look at marketing and G&A over the last kind of six or seven years it is up 25%, which is more than twice what sales are up. So is there more opportunity on marketing and G&A? Thanks. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes. So on -- the piece that is going into COGS is relatively modest. I think we had indicated at the beginning of the year probably in the order of $10 million on a full-year basis. That number has moved around a little bit since then. 21 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

So the great majority of the $200 million plus number is in expense and the great majority of that is in the stores and distribution line with a lesser component in MG&A. We have said we anticipate some additional savings beyond the $200 million in 2015, but I think it is a little early to be too specific on that. Liz Dunn - Macquarie Research - Analyst As you have invested in marketing have you found offsets in sort of some of your more traditional marketing efforts? Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes, we have. And there is some reduction of offsetting components in marketing. Liz Dunn - Macquarie Research - Analyst Okay, great. Thanks. Good luck. Operator John Kernan, Cowen and Company. John Kernan - Cowen and Company - Analyst Just a quick question relating to your DTC business. It looks like on our numbers it could be as big as 25% of your total business by the end of the year. As you close more stores in 2015 and 2016 how big do you think DTC can get (technical difficulty)? It already seems like it is higher than many of your competitors. And then in terms of the fulfillment centers in all the major Asian markets, do you expect any incremental expenses associated with the rollout of those? Thank you. Jonathan Ramsden - Abercrombie & Fitch Co. - EVP & COO Yes. So, on the first question, I think back in our Investor Day last November we referenced DTC getting to 25% of the business over time. I think we then said earlier in this year that we thought that number was slightly conservative and we see it continuing to go higher. I don't think we are in a position where we could say a specific percentage. I think there are a lot of factors that will flow into that. But we certainly believe very strongly that DTC is going to be a growing part of our business over the next few years and we are investing behind that as a very high priority. In terms of the fulfillment expenses, no, most of that is really behind us in terms of the investment we've made to set that up. And in fact, as I alluded to in an earlier question, the fact that we now have the fulfillment capability within Asia lowers our shipping and handling expense which we think is a positive in terms of what that can help us do with the business going forward. But we don't anticipate significant incremental expense as a result of setting up those fulfillment capabilities. Mike Jeffries - Abercrombie & Fitch Co. - Chairman & CEO What I would like to add is that the really thrilling part of DTC is the international growth. 22 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call

John Kernan - Cowen and Company - Analyst Okay, thanks, guys. Good luck. Operator And that concludes today's question-and-answer session. I would like to turn it back over to our speakers for any additional or (technical difficulty). Brian Logan - Abercrombie & Fitch Co. - VP of Finance & Controller I think that's it, thank you. Operator Okay, that does conclude today's conference. We thank everyone again for their participation. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2014, Thomson Reuters. All Rights Reserved. 5459464-2014-08-28T20:12:00.917 23 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2014 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 28, 2014 / 12:30PM, ANF - Q2 2014 Abercrombie & Fitch Co Earnings Call